Exhibit 4.49

Proxy Agreement and Power of Attorney

This Proxy Agreement and Power of Attorney (“this Agreement”) is executed on July 5, 2018 by and between:

(1)	Conew Network Technology (Beijing) Co., Ltd. (“Solely-owned Company”), a wholly foreign-owned enterprise incorporated pursuant to the laws of the People’s Republic of China (“PRC”);

(2)	Beijing Conew Technology Development Co., Ltd. (the “Company”), a limited liability company incorporated pursuant to the laws of PRC; and

(3)	FU Sheng, a Chinese citizen (Chinese identity card number: ***); and

(4)	WANG Kun, a Chinese citizen (Chinese identity card number: ***, together with FU Sheng, the “Existing Shareholders”).

The aforesaid parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

RECITAL

(A)	WHEREAS, Existing Shareholders hold 100% of equities of the Company;

(B)

WHEREAS, Solely-owned Company and the Company concluded an Exclusive Service Agreement (“Exclusive Service Agreement”) on July 5 , 2018, pursuant to which, the Company shall pay service fee to Solely-owned Company with respect to the corresponding services offered by Solely-owned Company;

(C)	WHEREAS, Solely-owned Company, the Company and Existing Shareholders concluded Equity Pledge Agreement (“Equity Pledge Agreement”) on July 5, 2018;

(D)	WHEREAS, Solely-owned Company, the Company and Existing Shareholders executed an Exclusive Equity Option Agreement (“Exclusive Option Agreement”) on July 5 , 2018.

NOW, THEREFORE, the Parties reach following agreement:

AGREEMENT

Article 1

Each Existing Shareholder hereby irrevocably authorizes Solely-owned Company (“Assignee”, including substitute assignee pursuant to this Agreement) to exercise any and all rights arising from the equities of the Company held by such Existing Shareholders under relevant laws, statutes and Articles of Association on behalf of such Existing Shareholders, including but not limited to the following rights (collectively referred to as “Rights of Existing Shareholders”):

(a)	Convening and attending general meeting of the Company;

(b)	Executing and delivering any written resolutions in the name of and on behalf of Existing Shareholders;

(c)

Voting for any matters (including but not limited to sale, transfer, mortgage, pledge or disposal of any or all assets of the Company) to be discussed by the shareholders of the Company by itself or by proxy;

(d)	Selling, assigning, pledging or disposing of any or all equities of the Company;

(e)	Nominating, appointing or dismissing director of the Company, if necessary;

(f)	Supervising the operating performance of the Company;

(g)	Consulting financial information of the Company at any time;

(h)	Suing or taking other legal actions against the director or officer of the Company if the behaviors of such director or officer damage the benefits of the Company or Existing Shareholders;

(i)	Approving annual budget or declaring dividends; and

(j)	Other rights conferred by Articles of Association or relevant laws on Existing Shareholders.

Existing Shareholders further agree and undertake that Existing Shareholders shall not exercise any Rights of Existing Shareholders without prior written consent from Solely-owned Company.

Article 2

Solely-owned Company agrees to act as the Assignee. Solely-owned Company is entitled to, at its own discretion, appoint one or more substitutes to exercise any or all rights of Assignee hereunder, and revoke the appointment of such substitutes; with respect to the aforesaid appointment or revocation, Solely-owned Company is not required to give prior notice to, or obtain any consent or direction from, the Company or Existing Shareholders.

Article 3

The Company confirms, admits and agrees that Assignee will exercise any and all Rights of Existing Shareholders on behalf of Existing Shareholders. The Company further confirms and admits that any actions taken or to be taken, any decisions made or to be made, and any instruments or other documents executed or to be executed, by Assignee, will be deemed as the actions taken, decisions made and instruments executed, by Existing Shareholders themselves, and have the same legal force as the actions, decisions or instruments of Existing Shareholders themselves.

Article 4

(a)

Existing Shareholders hereby agree that if his equities in the Company increase, whether or not by means of capital contribution, the increased equities held by any Existing Shareholders shall be bound by this Agreement, and Assignee is entitled to exercise the Rights of Existing Shareholders stipulated by Article 1 hereof with respect to any increased equities on behalf of Existing Shareholders; likewise, if any person obtains equities of the Company, whether by means of voluntary transfer, transfer pursuant to law, forced auction or otherwise, all equities of the Company acquired by such transferee shall still be bound by this Agreement, and Assignee is entitled to exercise the Rights of Existing Shareholders stipulated by Article 1 hereof with respect to such equities.

(b)

For the avoidance of any doubt, if Existing Shareholders are required to transfer equities to Solely-owned Company or its affiliates in accordance with Exclusive Purchasing Power Agreement and Equity Pledge Agreement (including revised agreement in future) signed by Existing Shareholders for the benefits of Solely-owned Company or its designated person, Assignee shall be entitled to execute equity transfer agreement and other relevant agreements on behalf of Existing Shareholders, and perform all obligations of Existing Shareholders under Exclusive Purchasing Power Agreement and Equity Pledge Agreement. As per request from Solely-owned Company, Existing Shareholders shall execute such documents, affix official seals and/or corporate seals, and adopt such other contractual actions as required to consummate the aforesaid equity transfer. Existing Shareholders shall ensure the consummation of such equity transfer and cause any transferee to conclude an agreement with materially same contents as this Agreement with Solely-owned Company.

Article 5

Existing Shareholders further agree and undertake to Solely-owned Company that, if Existing Shareholders receive any dividends, interests, capital allocation of any other form, remaining assets after liquidation, or income or consideration incurred from equity transfer due to the equities of the Company held by them, Existing Shareholders shall, to the extent permitted by laws, offer aforesaid dividends, interests, capital allocation, assets, incomes or considerations to Solely-owned Company, without claiming any compensation.

Article 6

Existing Shareholders hereby authorize Assignee to exercise Rights of Existing Shareholders at its own discretion, without the need of acquiring any written or oral directive from Existing Shareholders. Existing Shareholders undertake to approve and recognize any legal behavior taken by Assignee or any substitute or agent appointed by Assignee in accordance with this Agreement or by Existing Shareholders under the inducement of Assignee.

Article 7

This Agreement, as duly executed by the Parties, becomes effective after the date of execution herein, and continues to be effective during the period of existence of the Company. Without prior written consent from Solely-owned Company, Existing Shareholders shall have no right to revise and terminate this Agreement, nor revoke the appointment of Assignee. This Agreement is binding upon the successors-in-title and assignees of the Parties.

Article 8

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof.

Article 9

This Agreement is interpreted pursuant to and governed by the laws of PRC.

Article 10

Any disputes arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon the Parties. The venue of arbitration is Beijing.

Article 11

This Agreement is signed by the Parties in four (4) originals, with each Party holding one; all originals have the same legal force. This Agreement may be executed in one or more counterparts.

Article 12

Where the U.S. Securities and Exchange Commission (SEC) or other regulatory agency raises any opinions of revising this Agreement, or the listing rule or relevant requirements of SEC change and affect this Agreement, the Parties shall revise this Agreement in accordance therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties duly execute this Agreement at the date first mentioned above.

Conew Network Technology (Beijing) Co., Ltd.

/s/ Fu Sheng
Name:	FU Sheng
Title:	Legal Representative

Beijing Conew Technology Development Co., Ltd.

/s/ Fu Sheng
Name:	FU Sheng
Title:	Legal Representative

FU Sheng

/s/ Fu Sheng

WANG Kun

/s/ Wang Kun

Power of Attorney

I, FU Sheng, a citizen of the People’s Republic of China (“PRC”) (ID Card No. ***) and the holder of 62.73% of all registered capitals (capital contribution of RMB 188,200) of Beijing Conew Technology Development Co., Ltd. (the “Company”) (“Equities of FU Sheng”), hereby irrevocably authorizes Conew Network Technology (Beijing) Co., Ltd. (“Solely-owned Company”) to exercise following rights with respect to Equities of FU Sheng within the effective term of this Power of Attorney on July 5, 2018:

Solely-owned Company, as the sole agent and authorized person of FU Sheng, is hereby authorized to act on behalf of FU Sheng with respect to all matters in connection with Equities of FU Sheng, including but not limited to: 1) Executing and delivering any written resolutions in the name of, and on behalf of, Existing Shareholders; 2) Voting for any matters (including but not limited to sale, transfer, mortgage, pledge or disposal of any or all assets of the Company) to be discussed by Existing Shareholders by itself or by proxy; 3) Selling, assigning, pledging or disposing of any or all equities of the Company; 4) Nominating, appointing or dismissing director of the Company, if necessary; 5) Supervising the operating performance of the Company; 6) Consulting financial information of the Company at any time; 7) Suing or taking other legal actions against the director or officer of the Company if the behaviors of such director or officer damage the benefits of the Company or Existing Shareholders; 8) Approving annual budget or declaring dividends; and 9) Other rights conferred by Articles of Association of the Company or relevant laws on Existing Shareholders.

Without limiting the generality of powers granted hereunder, Solely-owned Company shall have the powers and authorizations hereunder to execute on behalf of FU Sheng the transfer contract (if FU Sheng is required to be a party to such contract) agreed in Exclusive Purchasing Power Agreement and fulfil the terms of Equity Pledge Agreement and Exclusive Purchasing Power Agreement which FU Sheng is a party to and signed on the same day of execution of this Power of Attorney.

All acts of Solely-owned Company in connection with Equities of FU Sheng shall be deemed as the acts of FU Sheng, and all documents signed by Solely-owned Company shall be deemed as being signed by FU Sheng. When adopting aforesaid acts, Solely-owned Company can act according to its own will, without asking consent from FU Sheng in advance. FU Sheng hereby recognizes and approves such acts and/or documents of Solely-owned Company.

Solely-owned Company is entitled to, at its own discretion, sub-delegate or assign the rights related to aforesaid matters to any other persons or entities, without giving prior notice to or acquiring prior consent from FU Sheng.

As long as FU Sheng is the shareholder of the Company, this Power of Attorney, irrevocably and consistently, remains effective from the date of execution, unless Solely-owned Company gives written directive to the contrary. Where Solely-owned Company notifies FU Sheng of terminating this Power of Attorney partly or wholly in writing, FU Sheng will revoke forthwith the entrustment and authorization made to Solely-owned Company hereunder, and execute forthwith a power of attorney in the same form and of the same content as this Power of Attorney with other persons nominated by Solely-owned Company.

During the effective term hereof, FU Sheng hereby waives all rights in relation to Equities of FU Sheng granted to Solely-owned Company hereunder and shall not exercise such rights without approval.

[Signature Page Follows]

[Signature Page of Power of Attorney]

IN WITNESS WHEREOF, FU Sheng duly executes this Power of Attorney at the date first mentioned above.

Name:	FU Sheng

/s/ Fu Sheng

Power of Attorney

I, WANG Kun, a citizen of the People’s Republic of China (“PRC”) (ID Card No. ***) and the holder of 37.27% of all registered capitals (capital contribution of RMB 111,800) of Beijing Conew Technology Development Co., Ltd. (the “Company”) (“Equities of WANG Kun”), hereby irrevocably authorizes Conew Network Technology (Beijing) Co., Ltd. (“Solely-owned Company”) to exercise following rights with respect to Equities of WANG Kun within the effective term of this Power of Attorney on July 5, 2018:

Solely-owned Company, as the sole agent and authorized person of WANG Kun, is hereby authorized to act on behalf of WANG Kun with respect to all matters in connection with Equities of WANG Kun, including but not limited to: 1) Executing and delivering any written resolutions in the name of, and on behalf of, Existing Shareholders; 2) Voting for any matters (including but not limited to sale, transfer, mortgage, pledge or disposal of any or all assets of the Company) to be discussed by Existing Shareholders by itself or by proxy; 3) Selling, assigning, pledging or disposing of any or all equities of the Company; 4) Nominating, appointing or dismissing director of the Company, if necessary; 5) Supervising the operating performance of the Company; 6) Consulting financial information of the Company at any time; 7) Suing or taking other legal actions against the director or officer of the Company if the behaviors of such director or officer damage the benefits of the Company or Existing Shareholders; 8) Approving annual budget or declaring dividends; and 9) Other rights conferred by Articles of Association of the Company or relevant laws on Existing Shareholders.

Without limiting the generality of powers granted hereunder, Solely-owned Company shall have the powers and authorizations hereunder to execute on behalf of WANG Kun the transfer contract (if WANG Kun is required to be a party to such contract) agreed in Exclusive Purchasing Power Agreement and fulfil the terms of Equity Pledge Agreement and Exclusive Purchasing Power Agreement which WANG Kun is a party to and signed on the same day of execution of this Power of Attorney.

All acts of Solely-owned Company in connection with Equities of WANG Kun shall be deemed as the acts of WANG Kun, and all documents signed by Solely-owned Company shall be deemed as being signed by WANG Kun. When adopting aforesaid acts, Solely-owned Company can act according to its own will, without asking consent from WANG Kun in advance. WANG Kun hereby recognizes and approves such acts and/or documents of Solely-owned Company.

Solely-owned Company is entitled to, at its own discretion, sub-delegate or assign the rights related to aforesaid matters to any other persons or entities, without giving prior notice to or acquiring prior consent from WANG Kun.

As long as WANG Kun is the shareholder of the Company, this Power of Attorney, irrevocably and consistently, remains effective from the date of execution, unless Solely-owned Company gives written directive to the contrary. Where Solely-owned Company notifies WANG Kun of terminating this Power of Attorney partly or wholly in writing, WANG Kun will revoke forthwith the entrustment and authorization made to Solely-owned Company hereunder, and execute forthwith a power of attorney in the same form and of the same content as this Power of Attorney with other persons nominated by Solely-owned Company.

During the effective term hereof, WANG Kun hereby waives all rights in relation to Equities of WANG Kun granted to Solely-owned Company hereunder and shall not exercise such rights without approval.

[Signature Page Follows]

[Signature Page of Power of Attorney]

IN WITNESS WHEREOF, WANG Kun duly executes this Power of Attorney at the date first mentioned above.

Name:	WANG Kun

/s/ Wang Kun